CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this  Registration  Statement on
Form S-8 (File No.               ) of our report,  which includes an explanatory
                    -------------
paragraph related to the Company's ability to continue as a going concern, dated January 18, 2008, on our audits of the consolidated financial statements of AlphaTrade.com as of December 31, 2007 and for each of the two years in the period then ended. We also consent to the references to our firm under the caption "Experts."




                                          /s/ Chisholm, Bierwolf & Nilson, LLC
                                              --------------------------------
                                              Chisholm, Bierwolf & Nilson, LLC


Bountiful, Utah
October 2, 2008

























                                Exhibit 23.2 - 1